EXHIBIT 23.02

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Intersil Corporation:

We consent to the use of our reports dated February 22, 2008, with respect to the consolidated balance sheets of Intersil Corporation as of December 28, 2007 and December 29, 2006, and the related consolidated statements of operations, shareholders’ equity, comprehensive income and cash flows for each of the years in the two-year period ended December 28, 2007, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 28, 2007, incorporated herein by reference.

Our report with respect to the consolidated financial statements of Intersil Corporation refers to the adoption of the provisions of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes, effective December 30, 2006 and also the provisions of Statement of Financial Accounting Standards No. 123R, Share-Based Payment, effective December 31, 2005, applying the modified prospective method.

June 2, 2008

Orlando, Florida

Certified Public Accountants

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